Exhibit 5.1

                                                                October 24, 1997

Steven R. Matzkin
Chief Executive Officer
Dental Care Alliance
1343 Main Street
Sarasota, Florida  34236

Gentlemen:

         On October 7, 1997, Dental Care Alliance, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission Amendment No. 1 to a Registration Statement (File No. 333-34429) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale of up to 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), an additional 200,000 shares may be sold by certain shareholders thereof (the "Selling Shareholders") to cover over-allotments, if any. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Certificate of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement and all amendments and exhibits thereto; and (iv) such

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Steven R. Matzkin
October 24, 1997
Page 2

other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that (i) the Shares to be sold by the Company have been duly and validly authorized, and when issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the Shares that may be sold by the Selling Stockholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                           Sincerely,


                                           GREENBERG TRAURIG HOFFMAN
                                           LIPOFF ROSEN & QUENTEL, P.A.


                                           By: /s/ Robert L. Grossman
                                               -----------------------
                                               Robert L. Grossman